EXHIBIT 99.1

TeraWulf Inc. (“TeraWulf,” “Parent,” or the “Company”) filed its annual report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) which is available on the Company’s website at www.investors.terawulf.com.

The consolidating schedules as of and for the year ended December 31, 2025 are presented for the purpose of meeting the requirements in Section 4.09(b) of the 2030 Secured Notes Indenture. For the purpose of these schedules, “WULF Compute and Subsidiaries” refers to WULF Compute LLC and its wholly-owned subsidiaries La Lupa Data LLC, Akela Data Holdings LLC and Akela Data LLC. “TeraWulf Inc. Unconsolidated” refers to Parent and all other wholly-owned subsidiaries outside of WULF Compute and Subsidiaries.

TERAWULF INC. AND SUBSIDIARIES

CONSOLIDATING SCHEDULE — BALANCE SHEET INFORMATION

AS OF DECEMBER 31, 2025

(In thousands; unaudited)

	TeraWulf Inc. Consolidated	WULF Compute and Subsidiaries	TeraWulf Inc. Unconsolidated	Explanation of TeraWulf Inc. Unconsolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,266,389	$2,755,443	$510,946
Restricted cash	189,933	189,933	—
Accounts receivable	1,212	915	297
Digital currency	270	—	270
Prepaid expenses	6,272	4,054	2,218
Other receivables	3,395	—	3,395
Other current assets	10,802	10,709	93
Total current assets	3,478,273	2,961,054	517,219
Property, plant and equipment, net	1,507,699	1,240,620	267,079	PP&E related to Digital Asset Mining segment and HPC Leasing new developments not related to WULF Compute
Equity in net assets of investee	446,008	—	446,008	Investment in Abernathy Joint Venture
Goodwill	55,457	—	55,457	Goodwill from acquisition of Beowulf E&D
Operating lease right-of-use asset	103,975	48,603	55,372	Operating lease ROU assets of Parent corporate offices and lease related to the Digital Asset Mining segment
Finance lease right-of-use asset	119,338	4,042	115,296	Finance lease ROU assets related to the Digital Asset Mining segment and the Cayuga Lease
Restricted cash	$266,453	$265,000	$1,453
Deferred charges	$572,888	$572,888	$—
Other assets	$8,091	$6,357	$1,734
TOTAL ASSETS	$6,558,182	$5,098,564	$1,459,618

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$65,139	$54,500	$10,639	Accounts payable of Parent related to Digital Asset Mining segment
Accrued construction liabilities	102,582	102,361	221
Accrued compensation	1,717	—	1,717
Accrued interest	52,775	46,844	5,931	Accrued interest on Parent convertible notes
Accrued lessor costs	27,625	27,625	—
Other accrued liabilities	44,828	61,326	(16,498)	Intercompany receivable of TeraWulf from WULF Compute and Subsidiaries related to the Management Services Agreement
Other amounts due to related parties	200	—	200
Current portion of deferred rent liability	58,184	58,184	—
Current portion of operating lease liability	2,015	16	1,999	Operating lease liability of Parent corporate offices
Current portion of finance lease liability	2	1	1
Current portion of warrant liabilities	844,698	—	844,698	Fair value of Google Warrants
Current portion of long-term debt	46,316	46,316	—
Current portion of convertible notes	489,767	—	489,767	2030 Convertible Notes, net of unamortized debt issuance costs
Total current liabilities	1,735,848	397,173	1,338,675
Deferred rent liability, net of current portion	23,285	23,285	—
Operating lease liability, net of current portion	22,309	1,979	20,330	Operating lease liability of Parent corporate offices
Finance lease liability, net of current portion	289	168	121
Long-term debt	3,052,240	3,052,240	—
Convertible notes	1,582,788	—	1,582,788	2031 Convertible Notes and 2032 Convertible Notes, net of unamortized debt issuance costs
Deferred tax liabilities, net	76	—	76
Other liabilities	902	—	902
TOTAL LIABILITIES	6,417,737	3,474,845	2,942,892

STOCKHOLDERS' EQUITY:
Common stock	444	—	444
Additional paid-in capital	1,285,202	1,632,895	(347,693)
Treasury stock	(151,509)	—	(151,509)	Shares of Parent’s Common Stock repurchased under share repurchase program
Accumulated deficit	(993,692)	(9,176)	(984,516)
Total stockholders' equity	140,445	1,623,719	(1,483,274)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,558,182	$5,098,564	$1,459,618

TERAWULF INC. AND SUBSIDIARIES

CONSOLIDATING SCHEDULE — STATEMENT OF OPERATIONS INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2025

(In thousands; unaudited)

	Year Ended December 31, 2025
	TeraWulf Inc. Consolidated	WULF Compute and Subsidiaries	TeraWulf Inc. Unconsolidated	Explanation of TeraWulf Inc. Unconsolidated
Revenue
Digital asset revenue	$151,556	$—	$151,556	Revenue related to Digital Asset Mining segment
HPC lease revenue	16,899	16,899	—
Total revenue	168,455	16,899	151,556

Costs and expenses:
Cost of revenue (exclusive of depreciation shown below)	82,663	2,464	80,199	Cost of revenue related to Digital Asset Mining segment
Operating expenses	12,115	2,995	9,120	Operating expenses related to the Digital Asset Mining segment and HPC Leasing new developments not related to WULF Compute
Operating expenses — related party	7,632	1,682	5,950	Operating expenses — related party related to the Digital Asset Mining segment and HPC Leasing new developments not related to WULF Compute
Selling, general and administrative expenses	139,465	2,064	137,401	General corporate SG&A expense
Selling, general and administrative expenses — related party	8,292	304	7,988	General corporate SG&A — related party expense
Depreciation	88,597	2,654	85,943	Depreciation of PP&E related to Digital Asset Mining segment
Loss on fair value of digital currency, net	612	—	612
Change in fair value of contingent consideration	10,397	—	10,397	Change in fair value of contingent consideration from acquisition of Beowulf E&D
Loss on disposals of property, plant, and equipment, net	4,895	—	4,895	Loss on disposal of miners related to Digital Asset Mining segment
Total costs and expenses	354,668	12,163	342,505

Operating (loss) income	(186,213)	4,736	(190,949)
Interest expense	(80,248)	(44,386)	(35,862)	Interest expense incurred related to the 2030/2031/2032 Convertible Notes
Change in fair value of warrants and derivatives	(429,793)	—	(429,793)	Change in fair value of Google Warrants and conversion feature of 2031 Convertible Notes

Interest income	39,044	30,788	8,256	Interest income from cash and cash equivalents of Parent
Loss before income tax and equity in net loss of investee	(657,210)	(8,862)	(648,348)
Income tax provision	(76)	—	(76)
Equity in net loss of investee, net of tax	(4,130)	—	(4,130)	Equity in net loss of Abernathy Joint Venture
Loss from continuing operations	(661,416)	(8,862)	(652,554)
Loss from discontinued operations, net of tax	—	—	—
Net loss	$(661,416)	$(8,862)	$(652,554)